UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

              INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Check to appropriate box:

[x] Preliminary information statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14c-6(d)
    (2))
[ ] Definitive information statement

                                 HEMOXYMED, INC.
                (Name of Registrant as specified in Its Charter)

Payment of filing fee (check the appropriate box):

[x] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

(1) Amount previously paid:
(2) Form, schedule or registration statement no.:
(3) Filing party:
(4) Date filed:

                                 HEMOXYMED, INC.
                         50 Lakeview Parkway, Suite 111
                             Vernon Hills, IL 60061

October 1, 2003


Dear Stockholder:

The purpose of this Information Statement is to inform you of consent resolutions approved in writing by a majority of our stockholders, in lieu of a special or annual meeting of stockholders. A majority of our stockholders have approved the following proposed corporate action:

1. To amend our Certificate of Incorporation to change our corporate name to Applied NeuroSolutions, Inc.

The holders of a majority of the outstanding common stock holding approximately 52% of the outstanding shares of our common stock (the "Majority Stockholders") have executed a written consent in favor of the actions described above. This consent will satisfy the stockholder approval requirement for the proposed action and allows us to take the proposed action on or after November 1, 2003. Under federal law, the corporate actions to be taken pursuant to the stockholder consents cannot be taken until at least 20 days after this Information Statement has first been sent to stockholders.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Our board of directors has fully reviewed and unanimously approved, by resolution, the action in connection with the above-referenced corporate action.

This Information Statement is being furnished to shareholders of record on October 1, 2003 of Hemoxymed, Inc. for information purposes, in connection with the action described above. Please read the accompanying Information Statement carefully.

By Order of the Board of Directors,



Bruce N. Barron
Chairman & CEO


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



                                VOTING SECURITIES

The Board of Directors fixed the close of business on October 1, 2003, the date on which written consents were obtained, as the record date for determining the number of shares necessary for the action outlined below to be effectively taken by written consent and the record date for determination of stockholders entitled to receipt of this Information Statement.

As of October 1, 2003, the outstanding capital stock of the Company consisted of 47,701,098 shares of Common Stock, and each share of Common Stock represented one vote.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of October 1, 2003, except as set forth in the footnotes, by (i) each person who was known by the Company to own beneficially more than 5% of any class of the Company's Stock, (ii) each of the Company's Directors and executive officers, and (iii) all current Directors and executive officers of the Company as a group. Except as otherwise noted, each person listed below has sole voting and dispositive power with respect to the shares listed next to such person's name. The address of all owners listed is C/O Hemoxymed, Inc., 50 Lakeview Parkway, Suite 111, Vernon Hills, Illinois 60061. As of October 1, 2003, a total of 47,701,098 shares of our common stock, all of which are voting shares, 9,919,636 options to purchase shares of our Common Stock, and 4,808,109 Common Stock Purchase Warrants were issued and outstanding.



                                              Common Stock
                                              ------------
                                         Number of    Percent of
Name                                      Shares         Class
----                                      ------         -----
Bruce N. Barron  (1)                        877,402       1.8%
John F. DeBernardis, Ph.D. (1)              353,050       0.7%
Richard Stone (2)                         5,100,872      10.7%
Preston Tsao (2)                             67,935       0.1%
Daniel J. Kerkman, Ph.D. (3)                175,785       0.4%
David Ellison (3)                           205,537       0.4%
Judson A. Cooper (4)                      4,369,534       9.2%
Joshua D. Schein, Ph.D. (4)               4,372,650       9.2%
All Directors and Officers as a
group  (6 persons)                        6,780,581      14.2%


(1)  Director and officer.
(2)  Director.
(3)  Officer.
(4) Includes 310,000 shares held by entities that the investor has voting and/or investment control over the shares held by it.



                           SUMMARY COMPENSATION TABLE


         The following table sets forth all compensation awarded to, earned by, or paid for services in all capacities during 2002, 2001 and 2000 by our Chief Executive Officer, President and Chief Operating Officer, Vice-President of R & D, and Chief Financial Officer.

         In September 2002, Hemoxymed established a strategic alliance through the closing of its merger (the "Merger") with Molecular Geriatrics Corporation ("MGC"). For financial reporting purposes, MGC has continued as the primary operating entity under the Hemoxymed name, and accordingly, the figures in the three tables below for the years 2000 and 2001, and for the period in 2002 prior to the closing of the Merger, relate solely to MGC.

---------------------- ------ --------------- -------------- --------------- ----------- --------------- --------------

                              Annual          Compensation                   Long Term   Compensation
---------------------- ------ --------------- -------------- --------------- ----------- --------------- --------------

Name and                                                     Other           Restricted  Securities      All
Principal Position                                           Annual          Stock       Underlying      Other
                       Year   Salary          Bonus          Compensation    Awards      Options (1)     Compensation
---------------------- ------ --------------- -------------- --------------- ----------- --------------- --------------
Bruce N. Barron        2002   $   225,000     $          0   $           0            0      151,493     $          0
CEO (2)                2001   $   225,000     $     40,000   $           0            0      539,883     $          0
                       2000   $   201,950     $          0   $           0            0      296,277     $          0

---------------------- ------ --------------- -------------- --------------- ----------- --------------- --------------
John F. DeBernardis    2002   $   214,000     $           0  $           0            0       120,402    $          0
Pres. & COO (3)        2001   $   214,000     $      35,000  $           0            0       427,956    $          0
                       2000   $   191,600     $           0  $           0            0       233,730    $          0

---------------------- ------ --------------- -------------- --------------- ----------- --------------- --------------
Daniel Kerkman         2002   $   148,000     $           0  $           0            0        52,737    $          0
V.P. of R & D (4)      2001   $   148,000     $      20,000  $           0            0       181,058    $          0
                       2000   $   134,700     $           0  $           0            0        65,839    $          0

---------------------- ------ --------------- -------------- --------------- ----------- --------------- --------------
David Ellison          2002   $   100,000     $           0  $           0            0        35,656    $          0
CFO (5)                2001   $   100,000     $      20,000  $           0            0       164,599    $          0
                       2000   $    85,500     $           0  $           0            0        69,131    $          0

---------------------- ------ --------------- -------------- --------------- ----------- --------------- --------------

(1) The number of options listed are post merger options. Each MGC option granted pre-merger was exchanged for .658394 options.
(2) Salary and bonus totaling $23,438 in 2002 and $86,875 in 2001 was deferred and has not yet been paid as of December 31, 2002.
(3) Salary and bonus totaling $22,292 in 2002 and $79,583 in 2001 was deferred. $9,185 was converted to shares of common stock in 2002, the remaining balance has not yet been paid as of December 31, 2002.
(4) Salary and bonus totaling $15,417 in 2002 and $50,833 in 2001 was deferred. $18,600 was converted to shares of common stock in 2002, the remaining balance has not yet been paid as of December 31, 2002.
(5) Salary and bonus totaling $10,417 in 2002 and $40,833 in 2001 was deferred. $28,600 was converted to shares of common stock in 2002, the remaining balance has not yet been paid as of December 31, 2002.

               OPTION GRANTS FOR THE YEAR ENDED DECEMBER 31, 2002

The following tables set forth information with respect to the named executive officers concerning the grant, repricing and exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

                               OPTION GRANTS FOR THE YEAR ENDED DECEMBER 31, 2002:

                                Common Stock     % of Total Options
                             Underlying Options       Granted to              Exercise Price Per
                                   Granted            Employees                     Share           Expiration Date
                                   -------            ---------                     -----           ---------------

Bruce N. Barron                    151,493                  34.9%                   $0.15          June 1, 2012

John F. DeBernardis                120,402                  27.7%                   $0.15          June 1, 2012

Daniel J. Kerkman                   52,738                  12.1%                   $0.15          June 1, 2012

David Ellison                       35,656                   8.2%                   $0.15          June 1, 2012




                           AGGREGATED OPTION EXERCISES
                      FOR THE YEAR ENDED DECEMBER 31, 2002
                   AND OPTION VALUES AS OF DECEMBER 31, 2002:

                                                                                             Value of Unexercised
                                                       Number of Unexercised Options        In-the-Money Options at
                                                            at December 31, 2002               December 31, 2002
                                                            --------------------               -----------------

                            Number of
                              Shares
                           Acquired on      Value
                             Exercise     Realized      Exercisable     Unexercisable    Exercisable     Unexercisable


Bruce N. Barron                  0             0           812,763           457,546           0                0

John F. DeBernardis              0             0           646,959           362,710           0                0

Daniel J. Kerkman                0             0           295,706           146,540           0                0

David Ellison                    0             0           172,691           126,323           0                0

                   ACTIONS TO BE TAKEN BY STOCKHOLDER CONSENT


The following explains more fully the corporate action approved by the majority of the stockholders of Hemoxymed, Inc.

ITEM 1 - CHANGE IN CORPORATE NAME TO Applied NeuroSolutions, Inc.

         Hemoxymed, Inc. is the corporate entity with two wholly-owned operating subsidiaries, Molecular Geriatrics Corporation ("MGC") and Hemoxymed SAS. Its MGC subsidiary is developing a diagnostic to detect, and novel therapeutics to treat, Alzheimer's disease. Its Hemoxymed SAS subsidiary is developing a drug delivery technology that involves a novel therapeutic process designed to increase tissue oxygenation. Management has determined that it is in the best interest of shareholders to focus most of its resources on the development of its Alzheimer's disease related technologies. Accordingly, in order to more accurately reflect the Company's core business, the Board of Directors of Hemoxymed, Inc. as well as the holders of a majority of the outstanding shares of Common Stock approved a resolution to change the corporate name to Applied NeuroSolutions, Inc.

         A copy of the resolution approving our corporate name change to Applied NeuroSolutions, Inc. is set forth in Appendix A.



                                             BY ORDER OF THE BOARD OF DIRECTORS


                                             BRUCE N. BARRON
                                             Chairman of the Board


Dated: October 1, 2003















                                   APPENDIX A


RESOLVED, that the name of the Company be changed to "Applied NeuroSolutions, Inc."; and that the Corporation's Certificate of Incorporation (including previous Amendments) (the "Certificate of Incorporation") be further amended so that Article I shall read in its entirety as follows:

"The name of the Company shall be Applied NeuroSolutions, Inc."


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